Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director of
TrustCo Bank Corp NY, a New York corporation (the ?Company?), hereby constitutes and appoints Michael M. Ozimek and Robert M. Leonard, and each of them, his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for his and in his name, place and stead in any and all capacities, to sign Forms 3,
4, and 5 under the Securities Exchange Act of 1934, as amended, and any amendment thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Forms 3,
4 and 5 shall comply with the Securities Exchange Act of 1934, as amended, and the applicable
Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand on October 18, 2022 | 3:33 AM PDT.

/s/Alejandro M. Sanchez

Alejandro M. Sanchez

DocuSign Envelope ID: 149B5D50-9B5D-434C-9C78-7A5F5F8C45A0
October 18, 2022 | 3:33 AM PDT